Media Contact:	Investor Relations Contact:
Andrea Duffy	Michael J. Melnyk, CFA
Commvault	Commvault
646-295-5241 andreaduffy@commvault.com	646-522-6160 mmelnyk@commvault.com

Commvault Announces Leadership Appointments

Gary Merrill named Chief Financial Officer

Geoff Haydon named President of Customer and Field Operations

Company reaffirms fourth quarter and fiscal year 2026 guidance

TINTON FALLS, N.J. – April 13, 2026 – Commvault (NASDAQ: CVLT), a global leader in unified resilience at enterprise scale, today announced two leadership appointments, effective immediately, to support the company’s continued growth strategy. Both roles report to Commvault’s President and CEO Sanjay Mirchandani.

Gary Merrill has been named Chief Financial Officer (CFO). With more than two decades of experience at Commvault, Merrill spent 15 years in the finance organization, including as CFO from 2022–2024. As CFO, Merrill utilized his financial expertise to transform the company’s finance organization, accelerate its successful transition to a durable, high-growth subscription and SaaS business model, and build relationships with the investment community.

Merrill spent the last two years as Commvault’s Chief Commercial Officer, leading the Sales and Partner organization, and brings this unique customer-centric mindset to the CFO role.

Geoff Haydon has been appointed President of Customer and Field Operations and will oversee the end-to-end customer experience, from Sales and Partnerships through Customer Support and Success.

Haydon most recently was CEO of cybersecurity company Ontinue, a leading provider of AI-powered managed extended detection and response (MXDR) services which spun out of Open Systems in 2023. Haydon also held go-to-market leadership roles at VMware and Secureworks, focused on revenue and customer operations. He brings deep security expertise to Commvault as the company gains momentum with security-focused customers. Haydon, who has served on Commvault’s Board of Directors, will leave the Board to focus on this operating role.

Sanjay Mirchandani, Commvault’s President and CEO, said, “Gary has a long tenure with Commvault and a unique understanding of what customers need to be resilient in the AI era. He will drive disciplined financial execution that supports our growth strategy and advances long-term value for our customers, partners, and shareholders.”

Mirchandani continued, “I’ve known Geoff for years. He is a proven executive with decades of experience building and scaling global security and technology companies. His international experience, go-to-market and leadership expertise, customer focus, and understanding of Commvault’s business position him well to accelerate our operational success.”

Merrill said, “I’m honored to return as CFO of Commvault as we embark on our next chapter of innovation for our customers. The company has a strong foundation with thousands of customers and a rapidly expanding Subscription and SaaS revenue base. I look forward to working with Sanjay, Geoff, and leaders across the company to deliver sustainable growth and profitability in FY 2027 and beyond.”

Haydon said, “Commvault has never been more relevant in cyber resilience. With an extensive background in AI-native security, international markets, and cross-functional leadership, I’m excited to roll up my sleeves in the field, lead the customer and partner operations teams, and deliver greater value for enterprises globally with a customer experience that is best-in-class.”

Fourth Quarter and Fiscal Year 2026 Guidance
Commvault reaffirms its previous fourth quarter and fiscal year 2026 guidance issued on January 27, 2026. The company will host its next earnings conference call on Tuesday, April 28, 2026 at 8:30 a.m. EDT. Investors can join the webcast by clicking here or by dialing toll free (800) 715-9871 or international (646) 307-1963 and referencing event ID 5826149.

About Commvault
Commvault (NASDAQ: CVLT) is a leader in unified resilience at enterprise scale. In a constantly evolving threat landscape, Commvault keeps customers ready by unifying data security, identity resilience, and cyber recovery, on one cloud-native, AI-enabled platform. Customers trust Commvault to conduct the fastest, most complete recoveries – not just their data, but their entire business. Purpose-built for the agentic enterprise, Commvault also enables organizations to safely embrace AI while protecting against AI-driven threats.

Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as those related to our restructuring plans, competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting Commvault’s business, see “Item 1A. Risk Factors” in our annual report on Form 10-K and “Item 1A. Risk Factors” in our most recent quarterly report on Form 10-Q. Statements regarding Commvault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements.